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                                                                      EXHIBIT 12


NEBRASKA BOOK COMPANY, INC.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Amounts in Thousands)

                                                   Predecessor                             Successor
                                            ----------------------------------- ----------------------------------
                                                                      Five       Seven
                                                                      Months     Months
                                                 Years Ended          Ended      Ended             Years Ended
                                                  March 31,           August 31, March 31,          March 31,
                                            ---------------------     ---------- ---------    --------------------
                                             1994         1995        1995       1996         1997          1998
Pre-tax income (loss)
 from continuing operations                  $14,090      $15,570      $14,542    $(3,468)    $5,759       $(819)

Add:
 Interest expense and
 amortization of deferred
 finance charges on all
 indebtedness                                    616          766          952      6,035     10,760      11,284
Interest portion of lease rentals              1,169        1,297          574        804      1,517       2,015
                                             -------      -------      -------    -------    -------     -------

Pre-tax income from
 continuing operations,
 as adjusted                                 $15,875      $17,633      $16,068    $ 3,371    $18,036     $12,480
                                             =======      =======      =======    =======    =======     =======

Fixed charges:
 Interest expense and
 amortization of deferred
 finance charges on all
 indebtedness                                $   616      $   766      $   952    $ 6,035    $10,760    $11,284
Interest portion of lease rentals              1,169        1,297          574        804      1,517      2,015
                                             -------      -------      -------    -------    -------    -------


   Total fixed charges                       $ 1,785     $ 2,063       $ 1,526    $ 6,839    $12,277    $13,299
                                             =======     =======       =======    =======    =======    =======


Ratio of earnings to fixed
 charges                                         8.9         8.5          10.5        (1)        1.5        (2)
                                             =======     =======       =======    =======    =======   =======

(1) Earnings were insufficient to cover fixed charges by $3,468.

(2) Earnings were insufficient to cover fixed charges by $819.
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NEBRASKA BOOK COMPANY, INC.


PRO FORMA COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------


                                                            YEAR
                                                            ENDED
                                                            MARCH 31,
                                                            1998
Pro forma pre-tax income from continuing
   operations                                               $ 2,405
                                                            -------

Fixed charges:
   Interest expense and amortization of deferred finance
      charges on all indebtedness - pro forma                17,174
   Interest portion of lease rentals                          2,015
                                                            -------
         Total fixed charges                                $19,189
                                                            =======
         Total earnings and fixed charges                   $21,594
                                                            =======
Pro forma ratio of earnings to fixed charges                    1.1
                                                            =======